SECOND AMENDMENT TO
                              FORBEARANCE AGREEMENT

        THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT (hereinafter, this "Second Forbearance Agreement Amendment") is entered as of January 29, 1999 between PLUMA, INC., a North Carolina corporation (the "Borrower") and NATIONSBANK, N.A., as Agent for and on behalf of the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined or designated herein shall have the respective meanings given to them in the Credit Agreement (defined below).

                                    RECITALS

        WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of April 23, 1998, as amended by that certain First Amendment to Credit Agreement and Waiver between the Borrower and the Agent for and on behalf of the Lenders dated as of August 27, 1998, by that certain Second Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of September 30, 1998, by that Third Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of November 16, 1998, by that certain Fourth Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of December 11, 1998, and by that certain Fifth Amendment to Credit Agreement between the Borrower and the Agent for and on behalf of the Lenders dated as of December 31, 1998 (as further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

        WHEREAS, the Borrower and the Agent on behalf of the Lenders are parties to that certain Forbearance Agreement dated as of November 16, 1998, as amended by an Amendment to Forbearance Agreement (as further amended, modified, supplemented, extended or restated from time to time, the "Forbearance Agreement");

        WHEREAS, the Borrower has informed the Lenders that it believes that as of the fiscal quarter ended December 31, 1998, in addition to the previously identified Acknowledged Events of Default (as defined the Forbearance Agreement), the following Events of Default have occurred and are continuing under the Credit Agreement (collectively the "Additional Acknowledged Events of Default"): (1) as of the fiscal quarter ended December 31, 1998, the Consolidated Parties have exceeded the maximum Funded Indebtedness to Capitalization Ratio required by Section 7.11(a) of the Credit Agreement, (2) as of the fiscal quarter ended December 31, 1998, the Consolidated Parties have failed to maintain the minimum Fixed Charge Coverage Ratio required by Section 7.11(b) of the Credit Agreement, (3) as of the fiscal quarter ended December 31, 1998, the Consolidated Parties have exceeded the maximum Leverage Ratio required by Section 7.11(c) of the Credit Agreement, (4) as of the fiscal quarter ended December 31, 1998, the Consolidated Parties have failed to maintain the minimum Consolidated Net Worth required by Section 7.11(d) of the Credit Agreement, and
(5) as of the fiscal quarter ended December 31, 1998, the Consolidated Parties have



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failed to maintain the minimum Consolidated EBITDA required by Section 7.11(e)
of the Credit Agreement;

        WHEREAS, the Borrower has requested that the Lenders agree to amend the Forbearance Agreement to: (i) forbear exercising their rights and remedies arising from the Additional Acknowledged Events of Default until the Forbearance Termination Date (as defined in the Forbearance Agreement) and (ii) extend the Forbearance Termination Date to March 1, 1999. The Agent, on behalf of the Lenders, has agreed to do so, but only upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Forbearance Termination Date. The Forbearance Agreement is hereby amended so that the Forbearance Termination Date is extended to March 1, 1999.

        2. Acknowledged Events of Default. The Forbearance Agreement is hereby amended so that the term "Acknowledged Events of Default" shall include the Additional Acknowledged Events of Default.

        3. Eurodollar Loans. Notwithstanding the Forbearance Agreement, while the Acknowledged Events of Default are continuing, each Eurodollar Loan outstanding as of the date of this Second Forbearance Agreement Amendment shall be converted to a Base Rate Loan at the end of the applicable Interest Period. From and after the date hereof, the Borrower shall not be entitled to draw additional Eurodollar Loans, continue Eurodollar Loans or convert Base Rate Loans to Eurodollar Loans.

        4. Lenders' Consultant. The Borrower hereby acknowledges that the Agent has given the Borrower reasonable notice that the Agent intends to exercise its rights on behalf of the Lenders under Section 7.10 of the Credit Agreement to appoint an independent agent to visit the Borrower's facilities and review the financial records and operations of the Borrower during normal business hours on any Business Day as may be chosen by the Agent.

        5. Assignments. Notwithstanding the Forbearance Agreement, while the Acknowledged Events of Default are continuing, no consent or approval of the Borrower shall be required to for any Lender to assign all or a portion of its rights under the Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment).

        6. Amendment to Credit Agreement. Simultaneously with the execution of this Second Forbearance Agreement Amendment, the Borrower shall execute and deliver to the Agent, on behalf of the Lenders, a Sixth Amendment to Credit Agreement (the "Sixth Amendment") in form of that attached hereto as Exhibit A.

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        7. Second Forbearance Agreement Amendment Fees. In consideration of the willingness of the Agent, on behalf of the Lenders, to enter this Second Forbearance Agreement Amendment, the Borrower, simultaneously with the execution of this Agreement, shall pay to the Agent for the account of each Lender who consents to this Second Forbearance Agreement Amendment and the Sixth Amendment and delivers evidence of such consent to the Agent by the date hereof, a fee in an amount equal to .10% of such Lender's Commitment immediately prior to the execution hereof (collectively, the "Second Forbearance Agreement Fees").

        8. Preliminary Year 2000 Plan. On or before February 8, 1999, the Borrower shall deliver to the Agent on behalf of the Lenders a preliminary business plan and budget of the Borrower for fiscal year 2000, which preliminary business plan and budget shall be prepared with the material assistance of PwC.

        9. Conditions Precedent. As conditions precedent to the effectiveness of this Second Forbearance Agreement Amendment, on or before the date hereof:

               (a) The Agent shall have received original duly executed counterparts of this Second Forbearance Agreement Amendment duly executed by the Credit Parties and the Agent;

               (b) The Borrower shall have executed and delivered to the Agent the Sixth Amendment;

               (c) The Agent, on behalf of the Lenders, shall have received the Forbearance Agreement Fees; and

               (d) The Borrower shall have delivered to the Agent an opinion of counsel to the Borrower in form and substance satisfactory to the Agent as to the due authorization, execution, delivery and enforceability of this Second Forbearance Agreement Amendment and the Sixth Amendment.

        10. Limited Modification Only. Except as specifically modified hereby, the terms and conditions of the Forbearance Agreement remain in full force and effect.

        11. Release. The Borrower hereby releases the Agent, the Lenders, and the Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

        12. Expenses. Upon demand therefor, the Borrower shall pay all out-of-pocket expenses incurred by the Agent in connection with the negotiation, drafting and execution of this Second

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Forbearance Agreement Amendment and the exhibits hereto, including without limitation reasonable fees and expenses of the Agent's counsel.

        13. Borrower's Representations. The Borrower hereby represents and warrants as follows:

               (a) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Second Forbearance Agreement Amendment;

               (b) This Second Forbearance Agreement Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and
        (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

               (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Second Forbearance Agreement Amendment.

        14. Counterparts. This Second Forbearance Agreement Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Second Forbearance Agreement Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

        15. GOVERNING LAW. THIS SECOND FORBEARANCE AGREEMENT AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

                           [SIGNATURES CONTINUE ON FOLLOWING PAGE.]

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        Each of the parties hereto has caused a counterpart of this Second
Forbearance Agreement Amendment to be duly executed and delivered as of the date first above written.


                                    PLUMA, INC.,
                                    a North Carolina corporation

                                    By:_________________________________
                                    Name:_______________________________
                                    Title:______________________________


                                    NATIONSBANK, N.A.,
                                    as Agent for and on behalf of
                                    the Lenders

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_______________________________



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